UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 27, 2020

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	MCHP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2020, Microchip Technology Incorporated, a Delaware corporation (the “Company”), entered into a 364-Day Senior Secured Bridge Credit Agreement (the “Bridge Credit Agreement”) by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Bridge Credit Agreement provides for a term loan facility (the “Term Loans”) in an aggregate principal amount of $615.0 million, which was fully-drawn at closing. The proceeds of the Term Loans were used to finance substantially all of the cash portion of the Exchange Transactions (as defined below).

The Term Loans bear interest, at the Company’s option, at the base rate plus a spread of 0.75%, or an adjusted LIBOR rate (based on one, two, three or six-month interest periods) plus a spread of 1.75%, in each case, increasing by 0.50% on the date that is 90 days following the closing date and by an additional 0.50% at the end of each 90-day period thereafter. If the Company has not repaid 50% of the aggregate principal amount of the Term Loans borrowed at closing (the “Reference Amount”) by June 20, 2020, the Company must pay the lenders a fee equal to 0.50% of the Reference Amount. The Company must also pay a fee equal to 0.50% of the aggregate principal amount of the Term Loans held by the lenders on each of September 20, 2020, and December 20, 2020. The Company is also obligated to pay other customary closing fees and arrangement fees for a credit facility of this size and type.

The Term Loans mature 364 days after closing, at which time all outstanding principal and accrued and unpaid interest become due and payable. The Bridge Credit Agreement requires mandatory prepayments of the Term Loans from the incurrence of certain senior secured debt and proceeds of certain asset sales. The Company may prepay the Term Loans at any time without premium or penalty. Term Loans repaid or prepaid may not be reborrowed.

The Company’s obligations under the Bridge Credit Agreement are guaranteed by certain of its subsidiaries meeting materiality thresholds set forth in the Bridge Credit Agreement. To secure the Company’s obligations under the Bridge Credit Agreement and the subsidiary guarantors’ obligations under the guarantees, the Company and each of the subsidiary guarantors has granted a security interest in substantially all its assets, subject to certain exceptions and limitations.

The Bridge Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, repurchase stock, enter into restrictive agreements and enter into sale and leaseback transactions, in each case subject to customary exceptions for a credit facility of this size and type. The Bridge Credit Agreement also requires the Company to maintain compliance with (1) a consolidated total leverage ratio of not greater than 6.00 to 1.00 for any four fiscal quarter period ended on or after the closing date to, but excluding, the first anniversary of the closing date; (2) a consolidated senior leverage ratio of not greater than 4.75 to 1.00 for any four fiscal quarter period ended on or after the closing date to, but excluding the first anniversary of the closing date; and (3) a consolidated interest coverage ratio of not less than 3.25 to 1.00 for any four fiscal quarter period, each determined in accordance with the terms of the Bridge Credit Agreement.

The Bridge Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-defaults to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Bridge Credit Agreement. Under certain circumstances, a default interest rate will apply to all obligations during the existence of an event of default under the Bridge Credit Agreement at a per annum rate equal to 2.0% above the applicable interest rate for any overdue principal and 2.0% above the rate applicable for base rate loans for any other overdue amounts.

Certain of the lenders under the Bridge Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Bridge Credit Agreement does not purport to be complete and is qualified in its entirety by reference to (a) the Bridge Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein, (b) the Pledge and Security Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein and (c) the Guaranty, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On March 27, 2020, the Company exchanged approximately $616.2 million in cash and an aggregate of 5,158,322 shares of the Company’s common stock, par value $0.001 per share, for $615.0 million in aggregate principal amount of the Company’s outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “Notes”), and accrued and unpaid interest thereon, pursuant to privately-negotiated agreements with certain holders of the Company’s outstanding Notes (the “Exchange Transactions”), as previously disclosed in the Company’s Current Report on Form 8-K filed on March 24, 2020, which is incorporated herein by reference.

The Company used the proceeds of the Term Loans to finance substantially all of the cash portion of the Exchange Transactions. Following the closings of the Exchange Transactions, $1.11 billion in aggregate principal amount of the Notes remains outstanding.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

364-Day Senior Secured Bridge Credit Agreement, dated as of March 27, 2020, by and among Microchip Technology Incorporated, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2

Pledge and Security Agreement, dated as of March 27, 2020, by and among Microchip Technology Incorporated, the other grantors from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.3	Guaranty, dated as of March 27, 2020, by the subsidiaries of Microchip Technology Incorporated party thereto as guarantors in favor of JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated

Dated: March 27, 2020

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer